CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 27, 2001 (except with respect to the matter discussed in the fourth paragraph of Note 3, as to which the date is April 3, 2001) included in Specialized Health Products International, Inc.'s Form 10-KSB for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
June 6, 2001